EXHIBIT B

SCHEDULE OF TRANSACTIONS IN THE COMMON STOCK

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share ($)
9/22/2025	Common Stock, $0.001 par value	754,589* (1)		$0.001
9/22/2025	Common Stock, $0.001 par value	1,078,693** (1)		$0.001
11/17/2025	Common Stock, $0.001 par value		23,473*	$41.09 (2)
11/17/2025	Common Stock, $0.001 par value		87,085*	$43.22 (3)
11/17/2025	Common Stock, $0.001 par value		23,472**	$41.09 (2)
11/17/2025	Common Stock, $0.001 par value		87,086**	$43.22 (3)
11/18/2025	Common Stock, $0.001 par value		53,441*	$40.46 (4)
11/18/2025	Common Stock, $0.001 par value		53,442**	$40.46 (4)
11/19/2025	Common Stock, $0.001 par value		385,999*	$40.77 (5)
11/19/2025	Common Stock, $0.001 par value		386,002**	$40.77 (5)

* Transaction made on behalf of a private investment fund managed by Avidity Partners Management LP that is not a Reporting Person.

** Transaction made on behalf of Avidity Private Master Fund I LP.

(1)	These shares were acquired pursuant to a cashless exercise of pre-funded warrants held by the Reporting Persons.

(2)	This constitutes the weighted average purchase price. The prices range from $41.01 to $41.90. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares sold at each separate price.

(3)	This constitutes the weighted average purchase price. The prices range from $42.47 to $43.35. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares sold at each separate price.

(4)	This constitutes the weighted average purchase price. The prices range from $40.00 to $41.00. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares sold at each separate price.

(5)	This constitutes the weighted average purchase price. The prices range from $40.50 to $41.17. The Reporting Persons will provide upon request by the SEC Staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares sold at each separate price.